                                                                    Exhibit 10.3

AMENDED AND RESTATED

SERVICES AGREEMENT

THIS AMENDED AND RESTATED SERVICES AGREEMENT (this “Agreement”), effective  as of January 1, 2002, is by and between FM Services Company, a Delaware corporation (“FMS”), and McMoRan Exploration Co., a Delaware corporation (“MMR”).

WHEREAS, FMS and MMR entered into a Services Agreement, dated as of November 17, 1998 (the “Original Agreement”), for the provision of certain services by FMS for MMR;

WHEREAS, FMS and MMR presently desire to amend and restate the Original Agreement and for FMS to continue to furnish MMR and its affiliates, as that term is defined in Rule 405 under the Securities Act of 1933 (collectively, the “MMR Group”), with Services, as defined below, to support and complement the services provided by its officers, employees and other available resources;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section .

Services.

(a)

During the term of this Agreement and subject to the provisions of Section 1(b) hereof, FMS shall furnish to the MMR Group the services described on Schedule 1 hereto, as such Schedule 1 may hereafter be amended or supplemented in accordance with Sections 1(c) and 3(b) hereof (as amended or supplemented, the “Services”).  The Services shall be provided directly by FMS or, in the discretion of FMS, by affiliated or non-affiliated third parties.

(b)

MMR hereby agrees to reduce, and surrender to FMS, such amounts of the office space located at 1615 Poydras Street, New Orleans, Louisiana, that MMR presently occupies as part of the Services (the “MMR Office Space”), as FMS may request during the term of this Agreement for use in subleasing arrangements, provided that MMR shall not be obligated to reduce the MMR Office Space to less than one floor.  MMR and FMS each further agree and acknowledge that (i) the Compensation allocable to the MMR Office Space for calendar year 2002 as set forth on Schedule 1 contemplates certain reductions in the MMR Office Space during calendar year 2002; and (ii) accordingly, the Compensation allocable to the MMR Office Space shall not be reduced or otherwise adjusted as a result of the surrender of any of the MMR Office Space to FMS during calendar year 2002.

(c)

During the term of this Agreement, (i) if MMR should desire for FMS to provide services to MMR and/or the MMR Group which are beyond the nature or scope of the Services to be provided hereunder, as set forth on Schedule 1 to this Agreement, and if FMS is willing and able to provide, or cause the provision of, such additional services and/or (ii) if MMR should desire to remove one or more Services being provided by FMS hereunder from the scope of this Agreement, MMR and FMS shall mutually agree upon a revised Schedule 1 to this Agreement and such revised Schedule 1 shall be substituted in lieu and replacement of the then existing Schedule 1 to this Agreement.  Each revised Schedule 1 shall be dated, shall make reference to this Agreement and shall be initialed by the parties when the form and substance thereof is mutually agreed upon by them and, unless otherwise agreed to in writing by the parties, the most recently revised Schedule 1 shall be controlling between the parties notwithstanding their failure to cause same to be annexed to this Agreement in lieu and replacement of the then existing Schedule 1 to this Agreement.  Each and every revised Schedule 1 shall (x) describe all Services to be provided by FMS on and after the date of such Schedule 1, including any new or additional Services, and (y) specify the Compensation (hereinafter defined) to be paid and/or reimbursed to FMS for such Services.  If the method or timing for payment of Compensation for any or all of the Services specified on any revised Schedule 1 is contrary to the payment terms of Section 3 of this Agreement, such revised Schedule 1 shall so specify.

Section .

Administration of Services.  FMS shall keep the appropriate officers and employees of MMR and other members of the MMR Group fully informed and shall cooperate with such officers and employees with respect to the performance of Services by FMS.  Each member of the MMR Group shall have complete and full access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of FMS relating to Services provided to such entity.

Section .

Compensation.

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As compensation for the performance of the Services during the calendar year 2002, including reimbursement to FMS of that portion of its overhead expenses allocable to the Services, MMR shall pay to FMS the amounts specified for such Services on Schedule 1 hereto (the “Compensation”).  Compensation shall be paid to FMS, in advance, in twelve (12) equal monthly installments, commencing on January 5, 2002 and continuing on the fifth (5th) day of each calendar month thereafter during the term of this Agreement, unless otherwise specified on Schedule 1 to this Agreement or otherwise agreed to in writing by the parties.

(b)

Subject to the provisions of Section 1(b) hereof, in the event that this Agreement, and in particular Schedule 1 hereto, is amended or revised to remove one or more Services from the list of Services therein specified or to add new Services thereto, the Compensation shall be adjusted by mutual agreement of the parties and the revised Schedule 1 shall specify the Compensation payable or reimbursable for the Services therein specified as more fully described in Section 1(c) hereof.

(c)

Any amounts for which FMS is entitled to reimbursement by MMR as specified on Schedule 1 to this Agreement, if any, shall be invoiced to MMR by FMS by the fifth (5th) day of each calendar month during the term of this Agreement, unless otherwise specified on Schedule 1 to this Agreement or otherwise agreed to in writing by the parties.  All invoices shall provide MMR with an accounting of all charges for which reimbursement is sought by FMS and an accounting for all Advances, as defined below, during such month.  All amounts shown on each invoice shall be due and payable within five (5) days of the date of the invoice.  In the event of a dispute as to the propriety of any invoiced amount, MMR shall pay, or cause the payment of, all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify FMS of the basis of the dispute.

(d)

MMR shall advance, or cause the advancement of, funds to FMS for amounts, if any, for which FMS is entitled to reimbursement hereunder (as specified on Schedule 1 hereto) as requested by FMS, such funds to serve as an advance of the amounts to be invoiced as reimbursable sums, if any, hereunder (the “Advances”).

Section .

Term of Agreement; Termination.  () The term of this Agreement shall commence as of the date first above written and shall continue in effect through and including December 31, 2002.  The term of this Agreement shall automatically renew for successive one (1) year terms unless either party terminates this Agreement by written notice to the other given at least sixty (60) days prior to the end of any annual term hereunder, including, without limitation, the initial annual term ending December 31, 2002.  In the event that either party timely exercises its right to terminate this Agreement, this Agreement shall terminate immediately following the thirty-first (31st) day of December of the calendar year in which a termination notice is given.  This Agreement also may be terminated at any time by mutual written agreement of the parties.  Notwithstanding anything herein contained to the contrary, this Agreement also shall terminate automatically and without notice or further action upon the occurrence of a “Change in Control.”  For purposes of this Agreement, the term “Change in Control” shall be deemed to have occurred if any person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of MMR.

()

Upon termination of this Agreement, MMR shall be liable for (i) all Compensation owing to FMS for Services rendered through the date of termination, (ii) its proportionate share of all costs incurred by FMS, or which FMS is obligated to incur, in connection with providing the Services after termination, because of the anticipated long-term nature of this Agreement or otherwise, and (iii) all costs of such termination, whether direct or indirect, including costs incurred by FMS in connection with the termination by FMS of obligations entered into in connection with the Services.

Section .

Limitation of Liability.

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FMS makes no representation or warranty whatsoever, express or implied, with respect to the Services.  In no event shall FMS be liable to MMR for (i) any loss, cost or expense resulting from any act or omission taken at the express direction of any member of the MMR Group or (ii) any punitive, liquidated, special, indirect or consequential damages resulting from any error or omission in the performance of the Services or from the breach of this Agreement.

()

Neither FMS nor MMR shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

Section .

Confidentiality.  FMS will hold and will use its best efforts to cause its officers, directors, employees, attorneys and other agents (collectively, its “Agents”) to hold, in confidence, all confidential documents and information concerning the MMR Group furnished to such party in connection with this Agreement, except to the extent that such information can be shown to have been (a) previously known by such party on a nonconfidential basis, (b) in the public domain through no fault of such party or (c) later lawfully acquired by such party on a nonconfidential basis from a source other than the MMR Group; provided that FMS may disclose such information in connection with this Agreement to its Agents so long as such persons are informed by FMS of the confidential nature of such information and are directed by FMS to keep such information confidential and not to use it for any purpose other than its intended use.  Notwithstanding the foregoing, FMS or its Agents may disclose such information if (i) compelled to disclose by judicial or administrative process or by other requirements of law or (ii) necessary to establish such party’s position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement.  Prior to any disclosure pursuant to the preceding sentence, FMS or its Agent(s) shall give reasonable prior notice to MMR of such intended disclosure, and if requested by MMR, FMS shall use all reasonable efforts to obtain a protective order or similar protection for such information and shall otherwise disclose only such information as is legally required.  If all or any part of the Services are terminated, FMS will, and will use its best efforts to cause its Agents to, destroy or deliver to MMR, upon request, all documents and other materials, and all copies thereof, containing confidential information obtained from the MMR Group in connection with the Services so terminated.

Section .

Dispute Resolution.  MMR and FMS shall use all reasonable efforts to amicably resolve all disputes arising under this Agreement.  If despite such efforts any matter cannot be amicably resolved the matter shall be referred to the Presidents of MMR and FMS who shall promptly meet for the purpose of resolving such dispute.  If despite such efforts and meetings the matter remains unresolved, then any affected party may refer the matter to arbitration for final resolution in accordance with the commercial rules of the American Arbitration Association.  Any matter submitted to arbitration shall be decided by a single arbitrator selected by mutual agreement of the parties (or if the parties cannot agree then such arbitrator shall be selected by the appropriate official or designee of the American Arbitration Association).  Any such arbitration proceeding shall be held in New Orleans, Louisiana.  Each party shall bear its own costs and expenses, and the arbitrator’s fees and expenses and the costs and expenses of the proceeding itself shall be borne by the parties in such proportions as the arbitrator shall decide.  The decision of the arbitrator shall be final and non-appealable, and may be enforced in any court of competent jurisdiction.

Section .

Miscellaneous.

(a)

The individuals listed on Schedule 2 shall be deemed to be common law employees of MMR.  FMS shall update Schedule 2 (a) at the beginning of each calendar year and (b) within 10 days upon receiving a request from MMR for an updated Schedule 2.

(b)

The parties hereto are independent contractors.  Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties.  Neither party shall incur any debts or make any commitments upon the other, except to the extent specifically provided herein.

(c)

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement.  This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.

(d)

All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof.  All notices and communications shall be deemed given upon receipt thereof.

(e)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana without the application of any conflicts of laws principles.

(f)

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

{N0822613.3}

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of October, 2002.

Address for Notices:

FM Services Company

1615 Poydras Street

New Orleans, LA  70112

By:

  /s/ Dean T. Falgoust

Attention:  General Counsel                                                Dean T. Falgoust

Senior Vice President

Address for Notices:

McMoRan Exploration Co.

1615 Poydras Street

New Orleans, LA 70112

By:

 /s/ Nancy D. Parmelee

Attention:  General Counsel

Nancy D. Parmelee

Senior Vice President and

Chief Financial Officer